Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

Release Date: September 12, 2013	Contact:	Craig A. Creaturo Chief Financial Officer and Treasurer (724) 352-4455 ccreaturo@ii-vi.com Homepage: www.ii-vi.com

II-VI Incorporated Announces Acquisition of Oclaro, Inc.’s Switzerland-Based Semiconductor Laser Business;

Expands Credit Facility

PITTSBURGH, PA – September 12, 2013 (GLOBE NEWSWIRE) – II-VI Incorporated (Nasdaq: IIVI) announced today that it has acquired the Zurich, Switzerland-based semiconductor laser business (the “Business”) of Oclaro, Inc. (Nasdaq: OCLR) in a transaction valued at $115 million.

The acquisition provides II-VI with semiconductor laser technology used in industry-leading laser system products including fiber lasers and direct diode lasers for material processing, medical, consumer and fiber optic communication applications. The gallium arsenide semiconductor laser business was originated by IBM Zurich and was integrated with the gallium arsenide semiconductor laser assets in Tucson, Arizona acquired from Newport Spectra-Physics in 2009. II-VI will operate the Business as II-VI Laser Enterprise GmbH.

Francis J. Kramer, president and chief executive officer of II-VI Incorporated, stated “We are very pleased to complement II-VI’s broad and differentiated portfolio of engineered materials with a world-class semiconductor laser platform enabling high-performance and high-reliability laser chips and modules addressing several growing markets. This acquisition is an integral part of II-VI’s overall strategy, which is centered on a broad participation in laser systems across multiple applications. We will include the Business in a new operating segment.”

Kramer continued, “Our new Zurich-based operation has a rich history of technological innovation in the laser industry. We expect to increase the resources available to the team, enabling them to drive important new products for II-VI customers. We welcome our new employees to the II-VI family of companies.”

Additional Transaction Details

At closing, II-VI paid $92 million in cash to Oclaro for the Business, Oclaro retained $15 million in accounts receivable from the Business, $6 million of cash is being held back by II-VI for 15 months from the date of the close and $2 million of cash is being held back by II-VI for potential working capital adjustments.

As outlined below, II-VI financed the acquisition with available cash and borrowings under an expanded credit facility. For the remainder of II-VI’s fiscal year ending June 30, 2014, the Business is currently expected to generate approximately $70 million in revenues and is currently expected to be dilutive to earnings by between $0.08 and $0.12 per share, including $0.06 per share of estimated one-time acquisition-related expenses. For the quarter ending September 30, 2013, the Business is currently expected to be dilutive to earnings by between $0.07 and $0.08 per share, which also includes $0.06 per share of estimated one-time acquisition-related expenses. II-VI expects the transaction to become accretive to earnings during the fiscal year ending June 30, 2015.

- more -

II-VI Incorporated

September 12, 2013

In addition to the acquisition of the Business, II-VI acquired an exclusive option to purchase Oclaro’s amplifier and micro-optics business for $88 million in cash. This option, for which II-VI separately paid $5 million in cash, will expire if not exercised by II-VI within 30 days. If II-VI exercises this option and purchases the amplifier and micro-optics business, the option price will be applied to the purchase price of the amplifier and micro-optics business. If II-VI does not exercise this option, the $5 million option payment will be retained by Oclaro.

As part of the change in ownership of the Business, II-VI and Oclaro have entered into a multi-year supply agreement under which II-VI will provide semiconductor laser products to Oclaro’s amplifier and micro-optic business. Further, II-VI and Oclaro have entered into certain transition service and manufacturing service agreements to allow the Business to continue operations during the ownership transition.

Deutsche Bank Securities Inc. served as exclusive financial advisor to II-VI in connection with the transaction.

Expansion of Credit Facility

The Company announced that it has amended and restated its existing credit agreement with PNC Bank, National Association (the “Amended Credit Agreement”). The Amended Credit Agreement provides up to a $225 million unsecured revolving credit facility and a $100 million unsecured term loan. The Company has the option to request an increase to the size of the Amended Credit Facility in an aggregate additional amount not to exceed $100 million. The unsecured term loan requires quarterly repayment of $5 million payable in installments beginning October 1, 2013. The Amended Credit Facility has an expiration date of September 9, 2018 and has interest rates ranging from LIBOR plus 0.75% to 1.75% based on the Company’s ratio of consolidated indebtedness to consolidated EBITDA. As of September 12, 2013, the Company had borrowings under the Amended Credit Agreement of $208 million, which includes $100 million under the unsecured term loan, at a current interest rate of LIBOR plus 1.50%.

PNC Capital Markets LLC acted as sole lead arranger and bookrunner for the Amended Credit Agreement.

Forward-looking Statements

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company’s ability to devise and execute strategies to respond to market conditions; and/or (vii) the Company’s ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

- more -

II-VI Incorporated

September 12, 2013

Webcast Information

In conjunction with this release, II-VI will host a conference call that will be broadcast live over the Internet on September 12, 2013. Individuals wishing to participate in the webcast, to be held at 9:00 a.m. Eastern Time on September 12, 2013, can access the event at the Company’s web site by visiting www.ii-vi.com or via http://tinyurl.com/qdq5cjj. An online archive of the broadcast will be available within four hours of the live call, will remain available for two weeks and can be accessed through the Company’s website.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics, optical communications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company’s near-infrared optics business, Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Photop Aegis, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, Photop AOFR Pty Limited, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the optical communication industry.

In the Company’s military & materials business, LightWorks Optical Systems, Inc. (formerly Exotic Electro-Optics and LightWorks Optics, Inc.) manufactures products for military applications and precision optical systems, and components for defense, aerospace, industrial and life science applications. Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines a rare earth element and selenium, Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference. VLOC manufactures near-infrared and visible light products for industrial, scientific, military, medical instruments and laser gain materials and products for solid-state YAG and YLF lasers.

In the Company’s advanced products group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries. Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets. Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up. M Cubed Technologies, Inc. (M Cubed) develops and markets advanced composite materials serving the semiconductor, display, industrial and defense markets.

CONTACT:	II-VI Incorporated
Craig A. Creaturo, Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com

# # # #